UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 11, 2024

Prairie Operating Co.

(Exact name of registrant as specified in its charter)

Delaware	001-41895	98-0357690
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

602 Sawyer Street, Suite 710 Houston, TX	77007
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 424-4247

N/A

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On January 11, 2024, Prairie Operating Co. (the “Company”) entered into an asset purchase agreement (the “Purchase Agreement”), by and among the Company, Nickel Road Development LLC, Nickel Road Operating LLC (“NRO”) and Prairie Operating Co., LLC, to acquire the assets of NRO (the “Assets”) for total consideration of $94.5 million (the “Purchase Price”), subject to certain closing price adjustments and other customary closing conditions (the “NRO Asset Purchase”). The Purchase Price consists of $83.0 million in cash and $11.5 million in deferred cash payments. The Company deposited $9 million of the Purchase Price into an escrow account on January 11, 2024 (the “Deposit”), which will be released to Seller upon the earlier of the closing date and August 15, 2024 (the “Outside Date”). Portions of the Deposit are subject to earlier release under certain circumstances if the closing has not occurred on or prior to June 17, 2024.

The Purchase Agreement provides that the closing of the NRO Asset Purchase is subject to customary conditions precedent, including (i) the accuracy of the representations and warranties of each party (subject to specified materiality standards), (ii) compliance by each party in all material respects with their respective covenants, (iii) that no event of Force Majeure or Material Adverse Effect (in each case as defined in the Purchase Agreement) shall have occurred, in each case the result of which is that the Company is unable to secure satisfactory financing with respect to the Transaction (as defined in the Purchase Agreement), and (iv) the Registration Statement (as defined in the Purchase Agreement) has been declared effective with the SEC on or before the Outside Date. The Purchase Agreement contains customary title and environmental defect mechanisms with respect to the Assets, including purchase price adjustments and termination rights. The Purchase Agreement may be terminated under circumstances as described in the Purchase Agreement, including (i) with the mutual written consent of the Company and NRO, (ii) by the Company, upon the occurrence of an event of Force Majeure or Material Adverse Effect, in each case the result of which is that Purchaser determines, in its reasonable discretion, that it is, or will be, unable to secure satisfactory financing with respect to the Transaction, or (iii) in the event that the NRO Asset Purchase has not been consummated on or before the Outside Date.

The parties have made customary representations and warranties in the Purchase Agreement. The Purchase Agreement also contains customary covenants and agreements, including covenants and agreements relating to (a) the conduct of NRO’s business during the period between the execution of the Purchase Agreement and closing of the NRO Asset Purchase and (b) the efforts of the parties to cause the NRO Asset Purchase to be completed, including actions which may be necessary to facilitate a satisfactory financing transaction by the Company. The parties have agreed to indemnify each other for certain liabilities following the closing on the NRO Asset Purchase (as further set forth in the Purchase Agreement), subject to the limitations set forth in the Purchase Agreement.

The Assets and the operations of NRO include Oil and Gas Leases, Mineral Fee Interests, producing and disposal Wells, and Units, in each case as defined in the Purchase Agreement and located in the DJ Basin in Weld County, Colorado, as well as appurtenant records and equipment and other properties.

The Company expects the NRO Asset Acquisition to close on or before the Outside Date, subject to customary closing conditions, with an economic effective date of February 1, 2024. The Company expects to fund the transaction through a combination of public and / or private issuance of common stock, cash on hand, and proceeds from existing warrant exercises. There can be no assurance that the NRO Asset Purchase will be consummated at all or on the expected timing or that sufficient financing will be available on acceptable terms, or at all, or the timing of any such financing.

The foregoing description of the Purchase Agreement is a summary only, does not purport to be complete, and is qualified in its entirety by reference to the Purchase Agreement, which is attached hereto as Exhibit 2.1 to this Current Report on Form 8-K on Form 8-K and is incorporated by reference into this Item 1.01.

The Purchase Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, NRO or their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Purchase Agreement were made solely for purposes of the Purchase Agreement and as of specific dates, were solely for the benefit of the parties to the Purchase Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Purchase Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

This Current Report on Form 8-K contains statements that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements are based upon the Company’s current expectations, but these statements are not guaranteed to occur. Investors should not place undue reliance upon forward-looking statements. These statements relate to, among other things, the NRO Asset Purchase. No assurances can be given that the NRO Asset Purchase will be completed when expected, on the terms described or at all. The forward-looking statements are subject to various risks and uncertainties, many of which are beyond the Company’s control including, without limitation, general economic conditions, market conditions and other factors, including those set forth in the Risk Factors section of the Company’s periodic reports and other documents filed with the United States Securities and Exchange Commission (the “SEC”), including, without limitation, the Company’s Annual Report on Form 10-K for the year ended December 31, 2022. Unless legally required, the Company disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Copies are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements after the date of this Current Report on Form 8-K.

Item 7.01 Regulation FD Disclosure.

On January 11, 2024, the Company issued a press release announcing the NRO Asset Purchase and posted an investor presentation regarding the NRO Asset Purchase to the Investor Relations section of its website at www.prairieopco.com.

The full text of the press release and a copy of the investor presentation are included as Exhibit 99.1 and Exhibit 99.2, respectively, and are incorporated herein by reference into this Item 7.01.

In accordance with General Instruction B.2 of Form 8-K, the information furnished pursuant to Item 7.01 and the press release and investor presentation attached hereto as Exhibit 99.1 and Exhibit 99.2, respectively, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
2.1†	Asset Purchase Agreement, dated as of January 11, 2024, by and among Nickel Road Development LLC, Nickel Road Operating LLC, Prairie Operating Co. and Prairie Operating Co., LLC.
99.1	Press Release, dated January 11, 2024.
99.2	Investor Presentation, dated January 11, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

† Certain exhibits and schedules to this Exhibit have been omitted in accordance with Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted exhibit or schedule to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Prairie Operating Co.
Date: January 12, 2024
	By:	/s/ Edward Kovalik
Edward Kovalik
Chief Executive Officer